UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 26, 2024

CANOO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38824 (Commission File Number)	83-1476189 (I.R.S. Employer Identification Number)

19951 Mariner Avenue Torrance, California	90503
(Address of principal executive offices)	(Zip Code)

(424) 271-2144

(Registrant’s telephone number,
 including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOEV	The Nasdaq Capital Market

Warrants to purchase shares of Common Stock	GOEVW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 26, 2024, Canoo Inc. (the “Company”) entered into common stock purchase agreements with certain suppliers and vendors (collectively, the “Vendors”) pursuant to which the Company issued to the Vendors an aggregate of 7,185,125 shares of the Company’s common stock, respectively (collectively, the “Shares”) at a price of $0.3992 per share, in payment for services rendered under contractual arrangements with such Vendors.

The offering of the Shares was registered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-280962), which was filed with the Securities and Exchange Commission (the “SEC”) on July 23, 2024, and which was declared effective by the SEC on July 31, 2024.

A copy of the legal opinion of Faegre Drinker Biddle & Reath LLP relating to the validity of the Shares is filed with this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits..

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
5.1	Opinion of Faegre Drinker Biddle & Reath LLP.
10.1	Form of Common Stock Purchase Agreement.
23.1	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2024	CANOO INC.

	By:	/s/ Kunal Bhalla
	Name:	Kunal Bhalla
	Title:	Chief Financial Officer